UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2013

WashingtonFirst Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35768

Virginia	26-4480276
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11921 Freedom Drive, Suite 250 Reston, VA 20190
(Address of principal executive offices, including zip code)

7038402410
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with WashingtonFirst Bankshares, Inc.'s ("WashingtonFirst") acquisition of Alliance Bankshares Corporation, and as previously disclosed, WashingtonFirst raised capital through private placements of its common stock and Series A non-voting common stock (the "Private Placements"). In order to consummate the Private Placements, WashingtonFirst amended its articles of incorporation to increase the number of shares of non-voting common stock set aside as Series A non-voting common stock from 1,000,000 to 2,000,000 (the "Amendment"). The Amendment did not affect the total authorized capital stock of WashingtonFirst.

Amendment became effective upon the filing of articles of amendment to WashingtonFirst's articles of incorporation with the Virginia State Corporation Commission on February 4, 2013.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

3.1                Articles of amendment to articles of incorporation of WashingtonFirst.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WashingtonFirst Bankshares, Inc.

Date: February 06, 2013	By:	/s/ Matthew R. Johnson
Matthew R. Johnson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Articles of amendment to articles of incorporation of WashingtonFirst